Exhibit 99.1

Green Thumb Industries Refinances its Senior Debt Via Syndicated Credit Facility

•	Closes $150 million 5-year credit facility at an industry-leading interest rate of SOFR +5.00%

•	Utilizes proceeds to retire existing senior secured debt, due April 30, 2025

•	Oversubscribed, non-brokered offering is a first-of-its-kind of bank-only financing in the U.S. cannabis industry

CHICAGO and VANCOUVER, British Columbia, September 12, 2024 – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today announced it has closed on a $150 million 5-year syndicated credit facility led by Valley National Bank, a regional bank with over $62 billion in assets and the principal subsidiary of Valley National Bancorp. The Company intends to use the proceeds along with existing cash to retire its $225 million senior secured debt due April 30, 2025.

“This financing is a first-of-its kind credit facility for the U.S. cannabis industry, marking a major step for Green Thumb and the cannabis industry broadly. Green Thumb’s focus on cash generation and disciplined capital allocation led us to this pivotal point,” said Founder, Chairman and Chief Executive Officer Ben Kovler. “This new capital funding further strengthens our already clean balance sheet for another five years. We plan to double down on our efforts to build brands that Americans love. Cannabis is a means toward more well-being, and we know Americans are craving well-being now more than ever. The future of America is more cannabis, and this debt arrangement allows us to invest for the future of America’s well-being. We are grateful to Valley National Bank and the banking syndicate for partnering with us on this first-of-its kind financing in the U.S. cannabis industry.”

John Meyer, Senior Vice President of Commercial Banking at Valley National Bank, added, “Today’s announcement is a continuation of our longstanding partnership with Green Thumb and is a reflection of GTI’s strong reputation as both a market leader in legal cannabis and as a company focused on best use of capital to build sustainable growth, all while maintaining a strong balance sheet. At Valley, we are committed to relationship banking while providing tailored solutions to our clients. We are thrilled to successfully execute upon this syndicated loan facility for Green Thumb, a first-of-its-kind bank financing for the U.S. cannabis industry.”

The Notes have a maturity date of September 11, 2029 and will bear interest from the date of issue at Secured Overnight Financing Rate (SOFR) + 500 basis points, payable quarterly. The transaction did not involve the issuance of any Green Thumb equity to any of the participating banks.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 20 manufacturing facilities, 98 open retail locations and operations across 14 U.S. markets. Established in 2014, Green Thumb employs approximately 4,700 people and serves millions of patients and customers each year. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company faces intense competition; the Company faces competition from unregulated products; the Company is dependent upon the popularity and consumer acceptance of its brand portfolio; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company has limited trademark protections; the Company may face difficulties in enforcing its contracts; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company faces an inherent risk of product liability or similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and issuances of substantial amounts of the Super Voting Shares, Multiple Voting Shares, Subordinate Voting Shares may result in dilution. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:

Andy Grossman

EVP, Capital Markets & Investor Relations

InvestorRelations@gtigrows.com

310-622-8257

Media Contact:

GTI Communications

media@gtigrows.com